AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1998
                                                      REGISTRATION NO. _________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         -------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------


                                   FUNCO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              MINNESOTA                                   41-1609563
     (State or Other Jurisdiction                       (IRS Employer
   of Incorporation or  Organization)                 Identification No.)

                             10120 WEST 76TH STREET
                          EDEN PRAIRIE, MINNESOTA 55344
               (Address of Principal Executive Offices) (Zip Code)

                       FUNCO, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                                 DAVID R. POMIJE
                             CHIEF EXECUTIVE OFFICER
                             10120 WEST 76TH STREET
                          EDEN PRAIRIE, MINNESOTA 55344
                     (Name and address of agent for service)

                                 (612) 946-8883
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              DEANNE M. GRECO, ESQ.
                                 MOSS & BARNETT
                           A PROFESSIONAL ASSOCIATION
                               4800 NORWEST CENTER
                               90 SOUTH 7TH STREET
                              MINNEAPOLIS, MN 55402
                            TELEPHONE: (612) 347-0287

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE     AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING   AMOUNT OF REGISTRATION
        REGISTERED             REGISTERED(1)     PER SHARE(2)          PRICE(1)                 FEE
------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                950,000 Shares       $15.34            $14,573,000            $4,299.04
============================================================================================================

(1) Includes 350,000 shares that may be authorized for issuance under the Plan pursuant to a provision allowing for annual increases in the total number of shares authorized.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on July 28, 1998.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Except as specifically provided herein, the contents of Registration Statement on Form S-8 (SEC No. 33-66218), filed July 20, 1993, are incorporated herein by reference.

ITEM 8.  EXHIBITS

         The following exhibits are filed as a part of this registration statement:

         Exhibit Number                          Description
         --------------                          -----------

               5                Opinion of Counsel

              23.1              Consent of Counsel (included in Exhibit 5)

              23.2              Consent of Independent Auditors

              24 Powers of attorney from Messrs. Pomije, Bodine, Hiben, Guidera, Mileusnic and Ferrell (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 3, 1998.

                                        FUNCO, INC.

                                        BY: /s/ David R. Pomije
                                            ------------------------------------
                                            David R. Pomije, CEO

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David R. Pomije, Barry Lazarus and Deanne
M. Greco and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration statement for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

           NAME                            TITLE                       DATE

                          Chairman, Chief Executive Officer, and
/s/ David R. Pomije                      Director                 August 3, 1998
-------------------------     (principal executive officer)
    David R. Pomije

/s/ Stanley A. Bodine           President, Chief Operating        August 3, 1998
-------------------------          Officer and Director
    Stanley A. Bodine

                               Chief financial officer and
/s/ Robert M. Hiben                Secretary (principal           August 3, 1998
-------------------------           Financial officer)
    Robert M. Hiben

           NAME                            TITLE                       DATE

/s/ Richard T. Guidera                   Director                 August 3, 1998
-------------------------
    Richard T. Guidera

/s/ George E. Mileusnic                  Director                 August 3, 1998
-------------------------
    George E. Mileusnic

/s/ Patrick J. Ferrell                   Director                 August 3, 1998
-------------------------
    Patrick J. Ferrell

                                    FORM S-8

                                  EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION OF EXHIBIT                PAGE NO.
-----------   ------------------------------------------------------   --------

 5            Opinion of Counsel                                           6

23.1          Consent of Counsel (included in Exhibit 5)

23.2          Consent of Independent Auditors                              8

24 Powers of Attorney from Messrs. Pomije, Bodine, Hiben, Guidera, Mileusnic and Ferrell (included on signature page)